CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts", "Financial Highlights Tables" and "Financial Highlights" in the Combined Prospectus/Proxy Statement of V.A. Financial Industries Fund, V.A. Relative Value Fund, V.A. Sovereign Investors Fund, V.A. Strategic Income Fund and V.A. Technology Fund, each a series of the John Hancock Declaration Trust, and of Growth and Income Fund, Active Bond Fund and Large Cap Growth Fund, each a series of the John Hancock Variable Series Trust I, dated March 24, 2003, included in this Registration Statement on Form N-14 of the John Hancock Variable Series Trust I and;

To the references to our firm under the captions "Financial Highlights" in the John Hancock Financial Industries Fund, a portfolio in the series of the John Hancock Variable Series Trust I, Prospectus dated March 17, 2003 and "Independent Auditors" in the John Hancock Variable Series Trust I Statement of Additional Information dated March 17, 2003 and;

To the references to our firm under the captions "Financial Highlights Tables" and "Financial Highlights" in the Prospectus of Large Cap Growth Fund, Growth and Income Fund, Managed Fund, Active Bond Fund and Money Market Fund, portfolios of the John Hancock Variable Series Trust I, dated September 19, 2002 and to the inclusion of our report, dated February 6, 2003, with respect to the financial statements and financial highlights included in the Annual Report of John Hancock Variable Series Trust I for the year ended December 31, 2002 in such Prospectus; and "The Trust's Financial Statements and Investment Performance Information"; and "Independent Auditors" in the John Hancock Variable Series Trust I Statement of Additional Information dated October 7, 2002; and to the incorporation by reference of our report, dated February 8, 2002, with respect to the financial statements and financial highlights included in the Annual Report of the John Hancock Variable Series Trust I for the year ended December 31, 2001 in such Statement of Additional Information; and

To the references to our firm under the captions "Financial Highlights" in the Prospectus of V.A. Relative Value Fund, V.A. Financial Industries Fund, V.A. Technology Fund, V.A. Strategic Income Fund and V.A. Sovereign Investors Fund, the portfolio's comprising the John Hancock Declaration Trust, dated May 1, 2002; and "Independent Auditors" in the Statement of Additional Information dated July 25, 2002 of the John Hancock Declaration Trust; and to the inclusion of our reports, dated February 7, 2003, with respect to the financial statements and financial highlights included in the Annual Reports of the John Hancock Declaration Trust for the year ended December 31, 2001 in such Statement of Additional Information included in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of the John Hancock Variable Series Trust I.



                                                        /s/ERNST & YOUNG LLP


Boston, Massachusetts
February 21, 2003